FORM 8-K
                                 CURRENT REPORT

Pursuant  to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report September 23, 1999
               -----------------------------------------------------------------


                        Online International Corporation
--------------------------------------------------------------------------------
             (Exact Name of registrant as specified in its charter)


            NEVADA                  33-20966                 NO. 760251547
--------------------------------------------------------------------------------
(State or other jurisdiction   (Commission File No)         (IRS Employer
  incorporation)                                           Identification No.)

         150 LASER COURT
       HAUPPAUGE, NEW YORK                                    11788
--------------------------------------------------------------------------------
(Address of Principal Executive Officers)                   (Zip Code)


Registrant's telephone number, including area code                516-231-7575
                                                   -----------------------------

Condor West Corporation 909 Frostwood, Suite 261 Houston, Texas   77024
--------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

                      COPIES OF ALL COMMUNICATIONS TO:
                        Steve Larson-Jackson, Esquire
                          W. Kwame Anthony, Esquire
                      Law Firm of Larson-Jackson, P.C.
                        1275 K Street, NW, Suite 1101
                           Washington, D.C. 20005
                            Tel.: (202) 408-8180
                            Fax.: (202) 789-2216


ITEM 1: Change in Control of Registrant

         The Company is a Nevada corporation formerly known as Condor West Corporation. In December 1988, pursuant to a Form S-1 registration statement, the Company's registration statement became effective. From 1989 to 1994 Condor remained inactive. In May 1995 the Company began to develop a business plan for the financing and establishment of a chain of retail brake and installation outlets. The Company operated under the name of Super Brakes, Inc. From May 1996 to the September 1999 the Company had no material assets, liabilities or business activities. In August 1999, the majority of shareholders of Condor approved a plan of merger with Online International Corporation. Online International Corporation controls the company as a result of the merger between the two companies. Control of the company was acquired by Stanley James White, Leslie Nochomovitz and Alex Igelman and Victoria Danseglio through Online. The amount of the consideration was $275,000 and the source of the payment came from Online International Corporation. The payment was made on September 9, 1999 and no part of the consideration was a loan. The transaction is best described as a reverse takeover pursuant to a plan of merger wherein Online was merged into Condor. The officers and directors do not beneficially own, directly or indirectly, any of the common stock of the corporation. The control block of common stock consists of 201,000 shares, which are beneficially owned by the company, Online International Corporation. The officers and directors received rights to receive stock options. The options will not vest until the expiration of one year or after September 9, 2000. The identity of the persons from whom control was acquired is as follows: Carl D. Nation;

Dr. Everett Renger: Steven R. Paige; Wade D. Althen; Terrance Rasmussen; David Christman; Berton A. Johnson; Dennis L. Swenson; and Everrett Renger, Sr.


ITEM 6: Resignations of Registrant's Directors

        As a condition of the transaction, the directors tendered their resignations and the resignations were accepted by the Chairman of the Board of Directors on August 4, 1999. On September 9, 1999 three new directors nominated by Online. The new directors are Stanley James White, Leslie Nochomovitz and Alex Igelman.


ITEM 7.  Exhibits and Financial Statements

                INDEX TO FINANCIAL STATEMENTS REQUIRED BY ITEM 7



                                      INDEX

A. FINANCIAL STATEMENTS

Report of independent certified public accountants

Balance sheets, January 31, 1999 and 1998

Statement  of  income for the periods ended
January 31, 1999 and 1998

Statement of stockholder's equity for the years ended January 31, 1999, 1998 and 1997

Statement of cash flows for the periods ended
January 31, 1999 and 1998

Notes to consolidated statements


Exhibits

Ex. 2  PLAN OF MERGER

Ex. 10 LOCK-UP AGREEMENT

Ex. 99 STOCK OPTION PLAN

PANETH, HABER & ZIMMERMAN LLP
CERTIFIED PUBLIC ACCOUNTANTS                             [Letterhead]


                                                         600 Third Avenue
                                                         New York, NY 10016-1938
                                                         Telephone 212/503-8800
                                                         Facsimile 212/370-3759


                          INDEPENDENT AUDITORS' REPORT

Board of Directors
Online International Corporation

We have audited the accompanying consolidated balance sheet of Online International Corporation and Subsidiaries, as of January 31, 1999 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for the years ended January 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Online International Corporation and Subsidiaries as of January 31, 1999 and 1998, and the consolidated results of their operations and cash flows for the years ended January 31, 1999 and 1998, in conformity with generally accepted accounting principles.





                                        /s/ Paneth,  Haber & Zimmerman LLP
                                       -----------------------------------------
                                       Paneth, Haber & Zimmerman LLP




New York, NY
March 18, 1999

                ONLINE INTERNATIONAL CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                     ASSETS

                                                                                             January 31,
                                                                                         -------------------
                                                                                         1999           1998
                                                                                         ----           ----
CURRENT ASSETS
   Cash                                                                            $   605,111    $   842,134
   Accounts receivable, less allowance for doubtful
     accounts of $55,630 in 1999 and $-0- in 1998                                      687,673      1,092,720
   Inventories                                                                         610,846        588,444
   Note receivable                                                                       5,000         18,750
   Prepaid expenses and other current assets                                           134,740        273,456
   Due from employee                                                                    82,296          5,000
   Deferred income taxes                                                                    --        108,300


              Total Current Assets                                                   2,125,666      2,928,804
                                                                                   -----------    -----------
PROPERTY AND EQUIPMENT, at cost, less accumulated depreciation                         867,913      1,069,554
                                                                                   -----------    -----------
OTHER ASSETS
   Investment in foreign lottery operation                                             100,000             --
   Due from former subsidiary                                                          206,673        276,081
   Deferred income taxes                                                               174,600             --
   Deferred compensation trusts                                                        128,083         29,750
   Note receivable, less current portion                                                30,000         30,000
   Deposits                                                                             27,762         27,762
                                                                                   -----------    -----------
              Total Other Assets                                                       667,118        363,593
                                                                                   -----------    -----------

                                                                                   $ 3,660,697    $ 4,361,951
                                                                                   ===========    ===========
                                            LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
   Bank line-of-credit $                                                               530,000    $        --
   Current portion of obligations under capital leases                                  45,878         41,359
   Accounts payable                                                                    429,851        564,224
   Accrued expenses and other current liabilities                                      176,363        106,053
   Deferred income taxes                                                                    --         69,500
                                                                                   -----------    -----------
              Total Current Liabilities                                              1,182,092        781,136
OBLIGATIONS UNDER CAPITAL LEASES, less current portion                                 153,689        199,567
DEFERRED COMPENSATION                                                                  128,083         29,750
                                                                                   -----------    -----------
              Total Liabilities                                                      1,463,864      1,010,453
                                                                                   -----------    -----------
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY
   5% preferred stock, no par value; 7,800,156 shares issued in
     1999 and 1998 ($23,400,000 liquidation preference)                              1,584,855      1,584,855
   Common stock, $.001 par value; 100,000,000 shares authorized,
     5,507,244 shares issued in 1999 and 1998                                            5,507          2,754
   Additional paid-in capital                                                        1,436,870      1,439,623
   Retained earnings (accumulated deficit)                                            (830,399)       324,266
                                                                                   -----------    -----------
              Total Stockholders' Equity                                             2,196,833      3,351,498
                                                                                   -----------    -----------
                                                                                   $ 3,660,697    $ 4,361,951
                                                                                   ===========    ===========


                 See notes to consolidated financial statements.

                ONLINE INTERNATIONAL CORPORATION AND SUBSIDIARIES

                        CONSOLIDATED STATEMENT OF INCOME


                                                                   Year Ended
                                                                   January 31,
                                                         ------------------------------
                                                              1999            1998
                                                         --------------   -------------
NET SALES                                               $  8,376,075    $ 10,066,262

COST OF GOODS SOLD                                         6,925,092       8,452,131
                                                        ------------    ------------

GROSS PROFIT                                               1,450,983       1,614,131

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES              (2,033,640)     (1,886,377)

LOSS ON INVESTMENT IN FOREIGN LOTTERY OPERATION             (705,000)             --
                                                        ------------    ------------

LOSS FROM OPERATIONS                                      (1,287,657)       (272,246)
                                                        ------------    ------------

OTHER INCOME (EXPENSE)
   Miscellaneous income                                       19,652          17,104
   Gain on sale of assets                                         --         106,141
   Interest expense                                          (36,584)        (42,365)
   Gain on sale of unconsolidated subsidiaries                    --         223,033
   Gain on investment in deferred compensation trusts         23,083              --
                                                        ------------    ------------

              Total Other Income                               6,151         303,913
                                                        ------------    ------------

(LOSS) INCOME BEFORE INCOME TAXES                         (1,281,506)         31,667

INCOME TAX BENEFIT                                          (126,841)        (36,360)
                                                        ------------    ------------

NET (LOSS) INCOME                                       $ (1,154,665)   $     68,027
                                                        ============    ============



                 See notes to consolidated financial statements.

                ONLINE INTERNATIONAL CORPORATION AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY


                                                                      Common Stock              Preferred Stock
                                                                -------------------------    -----------------------   Additional
                                                                  Number of        Par         Number          Par       Paid-in
                                                                    Shares        Value       of Shares       Value      Capital
                                                                -------------  ----------    ------------   --------   ----------
Balance at January 31, 1997, as previously
  reported                                                       2,486,950   $     2,487           250    $ 1,693,223  $ 1,331,522
2-for-1 common stock split effective July 14, 1998               2,486,950            --            --             --           --

33,334-for-1 preferred stock split effective
  July 14, 1998                                                         --            --     8,333,250             --           --
                                                               -----------   -----------   -----------    -----------  -----------

Balance at January 31, 1997, as restated                         4,973,900         2,487     8,333,500      1,693,223    1,331,522

Conversion of preferred stock                                      533,344           267      (533,344)      (108,368)     108,101

Net Income for Year Ended January 31, 1998                              --            --            --             --           --
                                                               -----------   -----------   -----------    -----------  -----------

Balance at January 31, 1998                                      5,507,244         2,754     7,800,156      1,584,855    1,439,623

Change in par value resulting from July 14, 1998
  stock split                                                           --         2,753            --             --       (2,753)

Net Loss for Year Ended January 31, 1999                                --            --            --             --           --
                                                               -----------   -----------   -----------    -----------  -----------

Total Stockholders' Equity at January 31, 1999                   5,507,244   $     5,507     7,800,156    $ 1,584,855  $ 1,436,870
                                                               ===========   ===========   ===========    ===========  ===========


                                                                 Retained
                                                                 Earnings        Total
                                                                 --------        -----
Balance at January 31, 1997, as previously
  reported                                                     $   256,239    $ 3,283,471

2-for-1 common stock split effective July 14, 1998               2,486,950             --

33,334-for-1 preferred stock split effective
  July 14, 1998                                                         --             --
                                                               -----------    -----------

Balance at January 31, 1997, as restated                           256,239      3,283,471

Conversion of preferred stock                                           --             --

Net Income for Year Ended January 31, 1998                          68,027         68,027
                                                               -----------    -----------

Balance at January 31, 1998                                        324,266      3,351,498

Change in par value resulting from July 14, 1998
  stock split                                                           --             --

Net Loss for Year Ended January 31, 1999                        (1,154,665)    (1,154,665)
                                                               -----------    -----------

Total Stockholders' Equity at January 31, 1999                 $  (830,399)   $ 2,196,833
                                                               ===========    ===========



                 See notes to consolidated financial statements.

                ONLINE INTERNATIONAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                                            Year Ended
                                                                                            January 31,
                                                                                   -----------------------------
                                                                                        1999           1998
                                                                                   --------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES
   Net (loss) income                                                               $(1,154,665)   $    68,027
   Adjustments to reconcile net (loss) income to net cash
     provided by (used in) operating activities:
     Gain on sale of property and equipment                                                 --       (106,141)
     Depreciation and amortization                                                     272,029        266,258
     Gain on sale of subsidiaries                                                           --       (223,032)
     Loss on investment in foreign lottery operation                                   705,000             --
     Deferred taxes                                                                   (135,800)       (93,508)
     Change in:
       Accounts receivable                                                             405,047         (7,467)
       Inventories                                                                     (22,402)       190,287
       Prepaid expenses and other current assets                                        61,420       (222,297)
       Deferred compensation trust                                                     (98,333)       (29,750)
       Accounts payable                                                               (134,373)      (796,565)
       Accrued expenses and other current liabilities                                   70,310         54,976
       Deposits                                                                             --         14,135
       Deferred compensation                                                            98,333         29,750
                                                                                   -----------    -----------

            Net Cash Provided by (Used in) Operating Activities                         66,566       (855,327)
                                                                                   -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
   Collection of (additions to) notes receivable                                        13,750        (10,000)
   Investment in foreign lottery operation                                            (805,000)            --
   Acquisitions of property and equipment                                              (70,388)      (153,234)
   Proceeds from sale of property and equipment                                             --        137,490
   Proceeds from sale of unconsolidated subsidiary                                      69,408        453,592
                                                                                   -----------    -----------
           Net Cash (Used in) Provided by Investing Activities                        (792,230)       427,848
                                                                                   -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from bank line-of-credit                                                   530,000             --
   Payments of long-term debt                                                               --        (22,686)
   Payments of obligations under capital leases                                        (41,359)      (301,397)
                                                                                   -----------    -----------
           Net Cash Provided by (Used in) Financing Activities                         488,641       (324,083)
                                                                                   -----------    -----------
NET DECREASE IN CASH                                                                  (237,023)      (751,562)
CASH
Beginning of year                                                                      842,134      1,593,696
                                                                                   -----------    -----------
End of year                                                                        $   605,111    $   842,134
                                                                                   ===========    ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
   Income taxes                                                                    $    50,827    $    69,773
                                                                                   ===========    ===========
   Interest                                                                        $    34,352    $    42,365
                                                                                   ===========    ===========




                 See notes to consolidated financial statements.

                ONLINE INTERNATIONAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                JANUARY 31, 1999

1.  DESCRIPTION OF BUSINESS AND ORGANIZATION

         Description of Business and Revenue Recognition

         The Company's operations consist of the design and manufacture of lottery tickets and play slips for automated on-line contractors and parimutuels (on track and off track betting), as well as lottery management consultation and operation.

         Sales are recorded on the date of shipment of the merchandise. Revenue from lottery management consultation and operation is recognized as services are rendered.

         Recapitalization

         On January 31, 1997, Online International, Inc. (Online) issued 250 shares of Series A convertible preferred stock in exchange for all issued and outstanding shares of Printing Associates, Inc. (PAI). A change in control of PAI to Online shareholders did not occur as a result of this transaction, due to the rights retained by the former common shareholder through its ownership of the preferred stock.

         This transaction was accounted for as a recapitalization (similar to a reverse acquisition) of the Company's equity in accordance with the consensus of the Emerging Issues Task Force No. 88-16. The application of the consensus under 88-16 requires that the historic basis of PAI's assets and liabilities be used, since there was no change in control to Online's shareholders. As a result, PAI is recording the issuance of Common stock for the $1,320,000 of net monetary assets of Online at January 31, 1997. The common stock owned by the former shareholder is recorded as if it was converted to preferred stock.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Principles of Consolidation

         The consolidated financial statements include the accounts of Online International Corporation, its wholly- owned subsidiaries, Printing Associates, Inc. and Printing Associates of Florida, Inc. for the years ended January 31, 1999 and 1998 collectively referred to as "The Company". All material intercompany transactions and balances have been eliminated in consolidation.

         Unconsolidated Subsidiaries

         During 1998, the Company sold two of its subsidiaries, PAP Security Printing, Inc. (PAP), which is located in Pennsylvania, and Wintex International, Inc., which is located in Texas, in which it owned 49% and 60%, respectively. The sale of PAP was for $268,608, all of which was collected by the Company in 1998. The sale of Wintex International, Inc. includes an agreement in which the former subsidiary is required to pay the Company 3.5% of gross sales for each of the next five years, as well as other charges such as consideration of stock, debt, and unpaid dividends. The Company has estimated the total as $493,000. The five-year receivable was discounted to present value to total $461,065 as the sale price of the subsidiary. As of January 31, 1999, the Company has a receivable of $206,673. Due to the inherent uncertainties in estimating the future gross sales of Wintex International, Inc., it is at least reasonably possible that the estimate of the amount to be collected, and therefore, the fair value of the receivable, will change in the near term. The January 31, 1999 fair values that are reasonably possible range from $100,000 to $300,000.


         During the year ended January 31, 1999, Online common stock split on a two for one basis and Online preferred stock split on a 33,334 for one basis. Such stock split has been reflected on the financial statements.

                ONLINE INTERNATIONAL CORPORATION AND SUBSIDIARIES
             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
                                JANUARY 31, 1999

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

         Inventories

         Inventories are stated at the lower of cost or market with cost determined by the first-in, first-out method.

         Property and Equipment

         Property and equipment are stated at cost, less accumulated depreciation. Depreciation is computed by both the straight-line and declining balance methods over the estimated useful lives of the assets indicated in Note
6. Leasehold improvements are amortized on a straight-line basis over the life of the lease.

         Maintenance and repairs are charged to income as incurred. Renewals and replacements of a routine nature are charged to income, while those which significantly improve or extend the life of existing property are capitalized.

         Upon sale or retirement of property and equipment, the cost and related accumulated depreciation are eliminated from the respective accounts and the related gain or loss is included in current income.

         Stock Options

         Stock based compensation is recognized using the intrinsic value method under which compensation cost for stock options is measured as the excess, if any, of market value of the Company's stock at the measurement date over the exercise price. For disclosure purposes, pro-forma net income is provided as if the fair value method had been applied.

         Reclassifications

         Certain 1998 amounts have been reclassified to conform with 1999 classifications.

         Use of Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures.


3.   MAJOR CUSTOMERS

         The lottery and pari-mutuel products industry is controlled by a limited number of contractors. The Company's sales to its three significant contractors were:

                                                                                    Year Ended
                                                                                     January 31,
                                                                               ----------------------
                                                                               1999              1998
                                                                               ----              ----
           Significant contractor No. 1                                         59%               40%
           Significant contractor No. 2                                         16%               32%
           Significant contractor No. 3                                         11%               11%
                                                                              -----             -----
                                                                                86%               83%
                                                                              =====             =====

                ONLINE INTERNATIONAL CORPORATION AND SUBSIDIARIES

                                JANUARY 31, 1999

3.   MAJOR CUSTOMERS (Continued)

        The Company's accounts receivable from one significant contractor amounted to approximately $343,000 and $402,000 at January 31, 1999 and 1998, respectively.


4.   CASH

         Included in cash at January 31, 1999 are funds on deposit at two banks in New York totaling $625,341 (including outstanding checks of $32,002 against such funds). Of these funds, $200,000 is insured by the FDIC.

         Included in cash at January 31, 1998 are funds on deposit at three banks in New York totaling $1,062,948 (including outstanding checks of $232,090 against such funds). Of these funds, $300,000 is insured by FDIC.


5.    INVENTORIES

         Inventories consist of the following:

                                                                                     January 31,
                                                                                --------------------
                                                                                   1999       1998
                                                                                ---------   --------
Raw materials                                                                   $172,111   $278,159
Work-in-process                                                                   68,192     99,175
Finished goods                                                                   370,543    211,110
                                                                                --------   --------

                                                                                $610,846   $588,444
                                                                                ========   ========


6.    PROPERTY AND EQUIPMENT

            Property and equipment consist of the following:


                                                                                               Estimated Useful
                                                                    January 31                  Life In Years
                                                            -------------------------          ----------------
                                                            1999                 1998
                                                            ----                 ----
            Machinery and equipment                   $   2,477,303        $   2,422,902              7
            Furniture and office equipment                  271,307              255,320             5-7
            Leasehold improvements                          204,512              204,512            7-13
                                                      -------------         ------------
                                                          2,953,122            2,882,734
            Less:  Accumulated depreciation and
               amortization                               2,085,209            1,813,180
                                                      -------------         ------------
                                                      $     867,913       $    1,069,554
                                                      =============         ============

                ONLINE INTERNATIONAL CORPORATION AND SUBSIDIARIES

                                JANUARY 31, 1999

7.     DEFERRED COMPENSATION

         The Company has a deferred compensation plan for key employees of the Company. Contributions to the Plan are at the discretion of the Board of Directors. Annual contributions for each beneficiary are placed in a trust with a third party fiduciary. At a predetermined date, the beneficiary is entitled to receive the assets of the trust, including investment earnings and appreciation. The Company has access to the assets of each trust in certain limited circumstances but should still be liable to the beneficiary for the assets removed. The investment earnings of the trusts are recorded as income to the Company and the Company's income is reduced by deferred compensation expense, which equals the contributions to the trust plus the earnings of the trust. The securities held by the trust are considered trading securities and carried at fair value. Deferred compensation expense amounted to $98,333 and $29,750 for the years ended January 31, 1999 and 1998, respectively.

         Following is a summary of marketable securities held in the above deferred compensation trusts:

                                                           1999        1998
                                                           ----        ----
                         Aggregate cost                  $105,000   $ 29,750
                         Realized and unrealized gains     23,083         --
                                                         --------   --------
                         Aggregate Fair Value            $128,083   $ 29,750
                                                         ========   ========


8.     INVESTMENT IN FOREIGN LOTTERY OPERATION

         During the year ended January 31, 1999, the Company entered into an agreement with a company that holds a license to the Cambodian Lottery (partly owned by an entity affiliated with a director of the Company). The Company advanced $805,000 to this foreign corporation in the form of a non-interest bearing loan which is payable as cash flow is available and prior to the payment of certain fees by the foreign corporation. The agreement also calls for the Company to receive a management fee for managing the lottery. This management fee is not payable until the Company first recovers its loan. Despite the legal form of a loan, the transaction is being recorded as an equity investment as the payments are first to be recouped out of the investee's cash flow. Management now believes that the $805,000 investment will not be completely recovered. The Company has recorded a charge to income to reduce the investment to its estimated fair value at January 31, 1999 of $100,000. This fair value represents management's current estimate of what it would be willing to pay for the same rights with their current knowledge. Because of the inherent uncertainties in making such an estimate, it is at least reasonably possible that it will change in the near term.


9.     BANK LINE-OF-CREDIT

         Printing Associates, Inc. has an agreement with a bank that provides for a $750,000 line-of-credit for short- term loans, of which $220,000 is unused.

         The above commitment bears interest at the bank's prime rate (the prime rate was 7.75% at January 31, 1999). The agreement is secured by all existing and future accounts receivable of Printing Associates, Inc.

                ONLINE INTERNATIONAL CORPORATION AND SUBSIDIARIES

                                JANUARY 31, 1999


10.    PREFERRED STOCK

         The 5% non-cumulative preferred stock is convertible into 1 share of common stock for each share of preferred. Dividends, when declared, are payable semi-annually and commence July 31, 1999. Upon conversion, the holder of these shares is limited to retaining a maximum of twenty percent of the then issued and outstanding common stock. The preferred shareholders are entitled to a liquidation preference, upon which the 5% non-cumulative preferred dividend is calculated, of $3 per preferred share.


11.    STOCK OPTIONS

         In July 1998, the Company granted 900,000 options to certain officers and employees. Each option gives the holder the right to purchase one share of common stock at $1.10. The options expire in July 2008. 20% of the options granted become exercisable on each of the first, second, third, fourth and fifth anniversaries of the grant. Each recipient will forfeit any options that are unexercised when employment with the Company ceases.

         As described in Note 2, the Company accounted for the granting of stock options under the intrinsic value method and accordingly, no compensation cost has been recognized for stock options in these financial statements. There would not, however, have been any material effect had the Company determined compensation cost, based on fair value at the date of the grant. This was because under the "minimum value" method of determining fair value (which is required for privately held companies) the option would have had no material value at the date of grant.

12.    NON-CASH INVESTING AND FINANCING TRANSACTIONS

         A capital lease obligation was incurred for the acquisition of equipment in the amount of $250,613 in 1998.

         A stock split in the amount of $2,753 of common stock was converted during 1998 on a two for one basis.

         A note receivable of $276,081 was received on the sale of subsidiaries during 1998.


13.    LEASES

         The Company is the lessee of certain equipment under operating and capital leases as well as lessee of office and warehouse space in New York.

         At January 31, 1999, the future minimum lease payments for all leases are as follows:

                                        Operating     Obligations under
                                           Leases        Capital Leases
                                           ------        --------------
                  2000            $      198,000         $      64,512
                  2001                   181,500                64,512
                  2002                        --                64,512
                  Remaining years             --                48,384
                                   -------------          ------------

                                  $      379,500               241,920
                                   =============          ============

                ONLINE INTERNATIONAL CORPORATION AND SUBSIDIARIES

                                JANUARY 31, 1999


13.    LEASES (Continued)

                                                                                            Operating   Obligations under
                                                                                              Leases       Capital Leases
                                                                                            ---------   -----------------
                                        Less amount representing interest                                         42,353
                                                                                                           -------------
                                        Present value of minimum lease payments                                  199,567
                                        Less current portion                                                      45,878
                                                                                                           -------------
                                        Long-term portion                                                 $      153,689
                                                                                                           =============

         Rent expense for the year ended January 31, 1999 and 1998 amounted to $253,082 and $224,110.

         Equipment held under capitalized leases at January 31, 1999 consists of the following:

                                        Machinery and equipment                                           $      257,399
                                        Less:  Accumulated amortization                                           55,157
                                                                                                           -------------
                                                                                                          $      202,242
                                                                                                           =============


14.  INCOME TAXES

         The provision for income taxes consists of the following components:

                                                                                            January 31,
                                                                                  ------------------------------
                                                                                      1999              1998
                                                                                  ------------      ------------
                Current
                  Federal                                                       $   (17,698)       $    20,113
                  State and foreign                                                  26,657             35,968
                                                                                  ---------           --------
                                                                                      8,959             56,081
                                                                                  ---------           --------
                Deferred
                  Relating to current net operating loss
                    Federal                                                         (91,000)                --
                    State                                                           (40,000)           (91,400)
                                                                                  ---------           --------
                                                                                   (131,000)           (91,400)
                                                                                  ---------           --------
                  Other
                    Federal                                                           2,200              4,216
                    State                                                            (7,000)            (5,257)
                                                                                  ---------           --------
                                                                                     (4,800)            (1,041)
                                                                                  ---------           --------
                                                                                   (135,800)           (92,441)
                                                                                  ---------           --------
                                                                                $  (126,841)        $  (36,360)
                                                                                  =========           ========

                ONLINE INTERNATIONAL CORPORATION AND SUBSIDIARIES

                                JANUARY 31, 1999

14.  INCOME TAXES (Continued)

                                                                                           Year Ended
                                                                                           January 31,
                                                                                 ---------------------------------
                                                                                     1999                 1998
                                                                                 ------------          -----------
              Deferred income taxes consists of the following:

                Gross deferred tax assets                                       $   233,800          $    108,300
                                                                                 ==========           ===========
                Gross deferred tax liabilities                                  $    59,200          $     69,500
                                                                                 ==========           ===========

         The 1999 deferred tax asset balances primarily relate to a consolidated federal net operating loss carryover and a New York State net operating loss carryover for Online International Corp.

         The 1998 deferred tax asset balances primarily relate to a net operating loss for Online International for New York State. The liabilities in both years are primarily a result of temporary differences in the recognition of the gain on sale of subsidiary.

         The reconciliation between the actual and expected Federal tax is as follows:

                                                                                             Year Ended
                                                                                             January 31,
                                                                                 -----------------------------------
                                                                                     1999                   1998
                                                                                 -----------            ------------
                Income tax provision at 34%                                   $    (163,652)         $     10,767
                State and local income taxes net of
                  Federal income tax effect                                          17,132               (36,876)
                Change in estimate of prior year Federal
                  income tax                                                         16,504               (14,659)
                Effect of nondeductible expenses                                      3,175                 4,408
                                                                                -----------            ----------
                Actual income tax provision                                   $    (126,841)         $    (36,360)
                                                                               ============           ===========


15.  COMMITMENTS

         The Company has entered into employment contracts with the president of PAI and other key employees that expire at various dates through October 22, 2001. Future minimum payments, excluding certain fringe benefits, relating to these agreements are as follows:

                  2000                                                    $         240,000
                  2001                                                              240,000
                  2002                                                              180,000
                                                                            ---------------
                                                                          $         660,000
                                                                            ===============

                ONLINE INTERNATIONAL CORPORATION AND SUBSIDIARIES

                                JANUARY 31, 1999


16.  FAIR VALUE OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards No. 107, Disclosures about Fair Value of Financial Instruments ("SFAS 107") requires entities to disclose the fair values of financial instruments except when it is not practicable to do so. Under SFAS 107, it is not practicable to make this disclosure when the costs of formulating the estimated values exceed the benefit when considering how meaningful the information would be to financial statement users.

         The Company's financial instruments, and the related amounts recorded on the balance sheet, to which SFAS 107 would be applied include the following:

                                                                                                Carrying Amount
                                                                                      ---------------------------------
                                                                                                  Year Ended
                                                                                                  January 31,
                                                                                      ---------------------------------
                                                                                          1999                  1998
                                                                                      ------------           ----------
              Assets:
              Cash                                                            $         605,111      $        842,134
              Notes receivable                                                           35,000                38,750
              Due from employees                                                         82,296                 5,000
              Investment in foreign lottery operation                                   100,000                    --
              Due from former subsidiary                                                206,673               276,081
              Deferred compensation trusts                                              128,083                29,750

              Liabilities:
              Bank line-of-credit                                                       530,000                    --

         The fair values of cash, notes receivable, due from employees, deferred compensation trusts and bank line-of-credit do not differ materially from their carrying amounts. See Notes 2 and 8, respectively, for more information about the balance due from the former subsidiary and the investment in foreign lottery operation.

         None of the above are derivative financial instruments and none, except the deferred compensation trusts, are held for trading purposes.


17.  NET ASSETS OUTSIDE THE U.S.

         As of January 31, 1998 and 1999, net assets outside the U.S. were $210,462 and $281,601, respectively. Net assets in Canada were not material at January 31, 1998 and 1999.


18.  SEGMENT INFORMATION

         As described in Note 1, the Company's operations have been classified into two segments, the design and manufacture of lottery tickets and lottery management consultation. Summarized information by business segment for 1999 and 1998 is as follows:

                ONLINE INTERNATIONAL CORPORATION AND SUBSIDIARIES

                                JANUARY 31, 1999


18.  SEGMENT INFORMATION (Continued)

                                                  1999                                            1998
                             --------------------------------------------    --------------------------------------------
                               Design and        Lottery                      Design and       Lottery
                               Manufacture     Management        Total        Manufacture     Management          Total
                               -----------     ----------        -----        -----------     ----------          -----
Revenue                      $  8,118,659    $    257,416    $  8,376,075    $ 10,056,262    $     10,000    $ 10,066,262
                             ============    ============    ============    ============    ============    ============
Operating income (loss)      $    517,349    $ (1,805,006)   $ (1,287,657)   $    737,278    $ (1,009,524)   $   (272,246)
Gain on sale of assets                 --              --              --         106,141              --         106,141
Gain on sale of subsidiary             --              --              --         223,033              --         223,033
Interest expense                  (23,805)        (12,779)        (36,584)        (42,365)             --         (42,365)
Miscellaneous income               33,404           9,331          42,735          17,104              --          17,104
                             ------------    ------------    ------------    ------------    ------------    ------------
Pre-tax income (loss)             526,948      (1,808,454)     (1,281,506)      1,041,191      (1,009,524)         31,667

   Income tax expense
     (benefit)                    (48,106)        (78,735)       (126,841)          8,040         (44,400)        (36,360)
                             ------------    ------------    ------------    ------------    ------------    ------------
   Net income (loss)         $    575,054    $ (1,729,719)   $ (1,154,665)   $  1,033,151    $   (965,124)   $     68,027
                             ============    ============    ============    ============    ============    ============
       Total Assets          $  3,317,796    $    342,901    $  3,660,697    $  4,075,794    $    286,157    $  4,361,951
                             ============    ============    ============    ============    ============    ============
Depreciation and
  amortization               $    270,519    $      1,510    $    272,029    $    264,748    $      1,510    $    266,258
                             ============    ============    ============    ============    ============    ============
Capital expenditures         $     70,388    $         --    $     70,388    $    396,297    $      7,550    $    403,847
                             ============    ============    ============    ============    ============    ============


19.   SUBSEQUENT EVENT

         As of March 18, 1999, Printing Associates, Inc. has borrowed an additional $90,000 against the line-of-credit mentioned in Note 9.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: 9/23/99                             Online International Corporation
                                                  (Registrant)



                                         /s/ Stanley James White
                                         ---------------------------------------
                                         Stanley James White
                                         Chief Executive Officer, President &
                                         Secretary